Exhibits 5(b) and 8

[Letterhead of Morgan, Lewis & Bockius LLP]

January 7, 2009

Illinois Power Company

370 South Main Street

Decatur, Illinois 62523

Ladies and Gentlemen:

As special New York counsel to Illinois Power Company, an Illinois corporation (the “Company”), we have participated in the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration by the Company of up to $400,000,000 aggregate principal amount of its 9.75% Senior Secured Notes due 2018 (the “Exchange Notes”) to be issued by the Company in exchange for an equal aggregate principal amount of its outstanding unregistered 9.75% Senior Secured Notes due 2018 (the “Original Notes”).  The Original Notes were, and the Exchange Notes will be, issued pursuant to an Indenture dated as of June 1, 2006 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Indenture”).

We have reviewed originals (or copies certified or otherwise identified to our satisfaction) of the Registration Statement (including the exhibits thereto), the Amended and Restated Articles of Incorporation, as amended, and By-Laws of the Company as in effect on the date hereof, corporate and other documents, records and papers and certificates of public officials, and such other documents as we have deemed necessary or appropriate to enable us to deliver this opinion. We have not examined, and are expressing no opinion or belief as to matters relating to, titles to property, franchises or the lien of the Company’s first mortgage.  In this review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and conformity to original documents of all documents submitted to us as copies.

On the basis of such review and assuming that (a) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or “blue sky” laws of various states shall have been complied with, (b) the applicable resolutions have been adopted by the Board of Directors of the Company (or a duly appointed committee or representative thereof) and remain effective authorizing the issuance of the Exchange Notes and (c) the Exchange Notes will be issued upon the terms specified in such resolutions and in the order of the Illinois Commerce Commission authorizing the issuance of the Original Notes and the Exchange Notes, we are of the opinion that when the Exchange Notes have been duly executed, authenticated and delivered in exchange for an equal principal amount of Original Notes in accordance with the terms of the Indenture and on the terms and conditions set forth in the Registration Statement, the prospectus contained therein or any applicable supplement thereto, the Exchange Notes will be legally issued and will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, to general equitable principles (whether considered in a proceeding in equity or at law) and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought.

We have acted as tax counsel to the Company in connection with the exchange offer.  Subject to the qualifications and assumption set forth in the Registration Statement and the limitations and qualifications set forth hereinafter, the statements of law and legal conclusions contained in the discussion in the Registration Statement under the caption “Material United States Federal Income Tax Consequences” represent our opinion.

This opinion is limited to the laws of the States of New York and Illinois and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of Illinois law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Craig W. Stensland, Associate General Counsel of Ameren Services Company, an affiliate of the Company, which provides legal and other professional services to the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the related prospectus.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

MORGAN, LEWIS & BOCKIUS LLP